UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2017

_______________________
UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)
 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02	Results of Operations and Financial Condition.
On July 27, 2017, Univest Corporation of Pennsylvania (the “Corporation”), parent company of Univest Bank and Trust Co., issued a press release reporting 2017 second quarter and year to date earnings. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 26, 2017, Douglas C. Clemens resigned as a Class III director of the Corporation and all committees of the Corporation and its subsidiaries to devote additional time to his other business opportunities. Mr. Clemens’ resignation did not result from a disagreement on any matter relating to the Corporation’s operations, policies or practices.

Also, effective July 26, 2017, the Corporation appointed Natalye Paquin, previously serving as an Alternate Director of the Corporation, to fill the vacancy created by Mr. Clemens’ resignation and serve as a Class III Director of the Corporation with a term expiring at the 2020 Annual Meeting of Shareholders.

Item 9.01	Financial Statements and Exhibits.
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits

Exhibit No.	Description of Document

99.1	Press release issued by Univest Corporation of Pennsylvania on July 26, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Roger S. Deacon
Name:	Roger S. Deacon
Title:	Senior Executive Vice President,
Chief Financial Officer
July 27, 2017

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release issued by Univest Corporation of Pennsylvania on July 26, 2017.